UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 1, 2004

THE SINGING MACHINE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24968	95-3795478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 Lyons Road, Bldg. A-7

Coconut Creek, FL 33073

(Address of Principal Executive Office) (Zip Code)

(954) 596-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 5.     Other Events and Regulation FD Disclosure.

Richard Ekstract resigned from our Board of Directors, effective as of June 1, 2004. Mr. Ekstract resigned so that he would have more time to focus on his current business activities. We are seeking a new director to fill Mr. Ekstract’s position on our Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE SINGING MACHINE COMPANY, INC.

Date: June 11, 2004	By:	/s/ JEFF BAROCAS
Jeff Barocas Chief Financial Officer

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